UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 24, 2016

ZILLOW GROUP, INC.

(Exact name of registrant as specified in its charter)

Washington	001-36853	47-1645716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1301 Second Avenue, Floor 31, Seattle, Washington		98101
(Address of principal executive offices)		( Zip Code)
(206) 470-7000 @ZillowGroup (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2016, Zillow Group, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Greg M. Schwartz, the Company’s Chief Business Officer, which describes the terms of Mr. Schwartz’s annual incentive cash-based bonus opportunities. The Letter Agreement is subject to the terms of the Zillow Group, Inc. Amended and Restated 2011 Incentive Plan, as amended and/or restated from time to time.

Pursuant to the Letter Agreement, Mr. Schwartz is eligible to receive for fiscal year 2016:

•	Semi-Annual Total Revenue Bonus. A target bonus of $50,000 semi-annually based on the Company’s total revenue generated during the first half and the second half of the fiscal year in relation to pre-established revenue objectives approved by the compensation committee of the board of directors of the Company (the “Compensation Committee”). No amount will be paid with respect to a six-month period if the revenue objective is not achieved for such period; provided, however, that the Compensation Committee has discretion to award a bonus at less than the target amount if at least 95% of the target goal is achieved for a six-month period.

•	Annual Total Revenue Bonus. A target bonus of $50,000 annually based on the Company’s total annual revenue during the fiscal year in relation to pre-established revenue objectives approved by the Compensation Committee. No amount will be paid if the revenue objective is not achieved for such period.

•	Semi-Annual Premier Agent Revenue Bonus. A target bonus of $50,000 semi-annually based on the Company’s total Premier Agent revenue generated during the first half and the second half of the fiscal year in relation to pre-established revenue objectives approved by the Compensation Committee. No amount will be paid with respect to a six-month period if the revenue objective is not achieved for such period; provided, however, that the Compensation Committee has discretion to award a bonus at less than the target amount if at least 95% of the target goal is achieved for a six-month period.

•	Annual Premier Agent Revenue Bonus. A target bonus of $50,000 annually based on the Company’s total Premier Agent revenue during the fiscal year in relation to pre-established revenue objectives approved by the Compensation Committee. No amount will be paid if the revenue objective is not achieved for such period.

Payment of any bonus under the Letter Agreement is subject to Mr. Schwartz’s continued employment or service to the Company on a full-time basis through the last day of each applicable performance period. The terms of the Letter Agreement supersede the amended and restated letter agreement dated August 3, 2015 by and between Mr. Schwartz and Zillow Group, Inc., except to the extent that any terms of the prior agreement must survive in order to the give proper effect to their intent.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “estimate,” or similar expressions constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties, and actual results may differ materially from the results anticipated in the forward-looking statements. Differences may result from actions taken by the Compensation Committee, as well as from risks and uncertainties beyond the Company’s control. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption “Risk Factors” in Zillow Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015 and in the Company’s other filings with the Securities and Exchange Commission. Except as may be required by law, Zillow Group does not intend, nor undertake any duty, to update this information to reflect future events or circumstances.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Letter Agreement dated February 24, 2016 by and between Zillow Group, Inc. and Greg M. Schwartz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 29, 2016	ZILLOW GROUP, INC.

	By:	/s/ KATHLEEN PHILIPS
	Name:	Kathleen Philips
	Title:	Chief Financial Officer, Chief Legal Officer, and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter Agreement dated February 24, 2016 by and between Zillow Group, Inc. and Greg M. Schwartz.